                                                                     EXHIBIT 4.2


                               SECOND AMENDMENT

                                      TO

                    BOWATER INCORPORATED/CAROLINA DIVISION

                        HOURLY EMPLOYEES' SAVINGS PLAN

                          (AS AMENDED AND RESTATED)

             Effective as hereinafter set forth, the Bowater
Incorporated/Carolina Division Hourly Employees' Savings Plan (the "Plan") is hereby amended in the following respects only:

             1. SECTION 1.12 OF THE PLAN IS HEREBY AMENDED, EFFECTIVE JANUARY 1, 1989, TO READ AS FOLLOWS:

             " 1.12 EARNINGS: The lesser of (i) the compensation paid to an Employee by the Employer for services performed for the Employer, including any overtime pay, or any other form of extra remuneration, any contributions to the Plan under Sections 3.01 and 3.02, and any compensation excluded from taxable income under Section 125 of the Code; or (ii) $200,000, or such higher limit as may be in effect under Section 401(a) (17) of the Code for such year; provided, however, that on and after January l, 1994, the $200,000 annual Earnings limitation shall be limited to $150,000, adjusted for changes in the cost of living as provided in Section 415(d) of the Code in $10,000 increments rounded down to the nearest $10,000, for benefit accruals commencing on and after such date.

             The Spouse or lineal descendant (other than a lineal descendant who will have reached the age of 19 before the close of the Plan Year in question) of an Employee who is either a 5% owner or is both a Highly Compensated Employee and one of the Employer's ten most highly compensated employees (the "Related HCE"), will not be treated as an Employee with separate compensation for the Plan Year and the compensation that would otherwise constitute the Earnings of such spouse or descendant shall be included in the Earnings of the Related HCE."

             2. SECTION 2.04 OF THE PLAN IS HEREBY AMENDED, EFFECTIVE JANUARY 1, 1989, TO READ AS FOLLOWS:

             " 2.04 EFFECT OF REEMPLOYMENT ON PLAN ENTRY OR REENTRY: In the event of reemployment after Severance from Service, an Employee may enter or reenter the Plan pursuant to the following rules:

             (a) If the Employee incurred one or more Years of Break in Service, he may enter or reenter the Plan on any Enrollment Date after meeting the requirements of Section 2.01;



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            (b)  If the Employee was previously a Participant in the Plan and
                 (i) did not incur a one Year of Break in Service, or (ii) had a vested benefit (in the Plan) at the time of his termination of Employment, he may reenter the Plan on the date of his reemployment;

            (c) If the Employee did not incur a Year of Break in Service, had satisfied the eligibility conditions of Section 2.01 but terminated Employment prior to becoming a Participant, he may become a Participant in the Plan on the later of (i) the date of his reemployment, or (ii) the Enrollment Date on which he would have become a Participant had he not incurred the termination of Employment;

            (d) Any other Employee shall become a Participant in the Plan in accordance with the provisions of Section 2.01.

            3. SECTION 3.05 OF THE PLAN IS HEREBY AMENDED, EFFECTIVE JANUARY 1, 1989, TO READ AS FOLLOWS:

"           3.05 LIMITATION ON CONTRIBUTIONS: In accordance with applicable regulations, and notwithstanding any other provision in the Plan relating to Tax-Deferred Contributions, Company Contributions or Supplemental Employee Contributions, the provisions of this Section shall control.

            (a) Definitions: For purposes of this Section, the following terms shall have the meaning set forth hereafter:

                 i. "Actual Deferral Percentage", for one of two specified groups (the Highly Compensated Employee, or "HCE" group and the nonHighly Compensated Employee, or "nonHCE" group) of all Employees eligible to participate in the Plan shall be the average of the ratios ("Actual Deferral Ratios" or "ADRs"), calculated separately for each Employee in each respective group, of:

                      (A) the amount of the Employee's Elective Deferrals and amounts treated as his or her Elective Deferrals for the plan year actually paid over to the Trust Fund as contributions on behalf of such Employee for such plan year, to

                      (B)   the Employee's Earnings for such plan year.

                       An Elective Contribution will be taken into account in calculating the Actual Deferral Percentage for a Plan Year only if:


                                      2.

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           (1)   it relates to compensation that either would have been
                 received by the Employee in the Plan Year (but for the deferral election) or is attributable to services performed by the Employee in the Plan Year and would have been received by the employee within 2 1/2 months after the close of the Plan Year (but for the deferral election); and

           (2) it is allocated to the Employee as of a date within that Plan Year. (For this purpose, an Elective Contribution is considered allocated as of a date within a Plan Year if the allocation is not contingent on participation or performance of services after such date and the Elective Contribution is actually paid to the trust no later than twelve (12) months after the Plan Year to which the contribution relates).

           The Employer may elect to take into account in computing the Actual Deferral Percentage for all Employees Qualified Matching Contributions and Qualified Nonelective Contributions, if the requirements of section 1.401(k)-l(b)(5) of the Treasury Regulations under the Code are satisfied.

           If Elective Deferrals are taken into account for purposes of the Contribution Percentage Test of subsection of this Section 3.05 for any Plan Year, such contributions shall not be taken into account under subparagraph (A) of this definition of Actual Deferral Percentage for such year.

           In the case of a Highly Compensated Employee who is either a 5% owner or one of the ten most highly compensated employees and is thereby subject to the family aggregation rules of section 414 (q)
           (6), the ADR for the family group (which is treated as one Highly Compensated Employee) is the ADR determined by combining the elective Deferrals, Earnings, and amounts treated as Elective Deferrals of all eligible family members. Except to the extent taken into account in the preceding sentence, the Elective Deferrals, Earnings, and amounts treated as Elective Deferrals of all family members are disregarded in determining the Actual Deferral Percentages for the groups of Highly Compensated Employees and nonHighly Compensated Employees.


                                      3.



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           ii.   "Contribution Percentage", for one of the groups specified in subsection (a) (i) above for a Plan Year, shall be the average of the ratios ""Actual Contribution Ratios" or "ACRs"), calculated separately for each Employee in each respective group, of:

                 (A) The sum of the Matching Contributions and Employee Contributions paid under the Plan on behalf of such Employee for such Plan Year, to

     (B) Employee's compensation (within the meaning of Code section 414(s)) for such Plan Year.

                 As and to the extent permitted under Treasury Regulations, the Employer may elect to take into account (in computing the Contribution Percentage) Contributions and Qualified Nonelective Contributions under the Plan or any other plan of the Employer.

                 If Matching Contributions are taken into account for purposes of the Actual Deferral Percentage Test of subsection (c) of this Section 3.05 for any Plan Year, such contributions shall not be taken into account under subparagraph (A) for such year.

                 In the case of a Highly Compensated Employee ("HCE") who is either a 5% owner or one of the ten most highly compensated employees and is thereby subject to the family aggregation rules of Code section 414(q)(6), the ACR for the family group consisting of the HCE, the HCE's spouse and lineal ascendants and descendants (and their spouses) (which is treated as one Highly Compensated Employee) is the ACR determined by combining the contributions and compensation of all eligible family members. Except to the extent taken into account in the preceding sentence, the contributions and compensation of all family members are disregarded in determining the Contribution Percentages for the groups of Highly Compensated Employees and nonHighly Compensated Employees.

           iii. "Elective Contributions" are Employer contributions made to a plan that were subject to a cash or deferred election under a cash or deferred arrangement (whether or not a qualified cash or deferred arrangement). No amount that has



                                      4.


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                 become currently available to an Employee or that is
                 designated or treated, at the time of deferral or contribution, as an after-tax Employee Contribution may be treated as an Elective Contribution.

           iv. "Elective Deferrals" means, with respect to any taxable year, the sum of:

                 (A) any Employer contribution under a qualified cash or deferred arrangement (as defined in Code section 401(k) to the extent not includible in a Participant's gross income for the taxable year under Code section 402(e)(3) (determined without regard to the limits in Code section 402(g)), and

                 (B) any Employer contribution to the extent not includible in gross income for the taxable year under Code section 402(h)(1)(B) (determined without regard to the limits in Code section 402(g)), and

                 (C) Any Employer contribution to purchase an annuity contract under section 403(b) under a salary reduction agreement (within the meaning of Code section 3121 (a)(5)(D)); unless such contribution is made pursuant to a one-time irrevocable election made by the Employee at the time of initial eligibility to participate in the agreement or is made pursuant to a similar arrangement involving a one-time irrevocable election specified in the Treasury Regulations under the Code, and

                 (D) any employee contribution designated as deductible under a trust described in Code section 501(c)(18) to the extent deductible from the individual's income for the taxable year on account of Code section 501(c) (18) (determined without regard to the limits in Code section 402 (g)).

           v. "Employee Contributions" means any mandatory or voluntary contribution to the Plan that is treated at the time of contribution as an after tax employee contribution and is allocated to a separate account to which attributable earnings and losses are allocated.


                                      5.







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           vi.   "Excess Aggregate Contributions" means, with
                 respect to any plan year, the excess of:

                 (A) The aggregate amount of the Matching Contributions and Employee Contributions (and including any Qualified Nonelective Contribution or Elective Deferral taken into account in computing the Contribution Percentage, but excluding Qualified Matching Contributions treated as Elective Contributions under subsection (a) (i) of this section 3.05) actually made on behalf of Highly Compensated Employees for such Plan Year, over

                 (B) the maximum amount of such contributions permitted under the limitations of subsection (d) of this Section
                      3.05 (determined by reducing contributions made on behalf of Highly Compensated Employees in order of their Contribution Percentages beginning with the highest of such percentages).

                 The amount of Excess Aggregate Contributions for a Plan
                 Year shall be determined only after first determining the Excess Contributions that are treated as Employee Contributions due to Recharacterization under subsection (e)
                 (ii) of this Section 3.05.

                 The amount of Excess Aggregate Contributions for a Highly Compensated Employee under a plan subject to the requirements of section 401(m) will be determined in the following manner. First, the Actual Contribution Ratio (ACR) of the Highly Compensated Employee with the highest ACR is reduced to the extent necessary to satisfy the Contribution Percentage test or cause such ratio to equal the ACR of the Highly Compensated Employee with the next highest ratio. Second, this process is repeated until the Contribution Percentage test is satisfied. The amount of Excess Aggregate Contributions for a Highly Compensated Employee is then equal to the total of Employee, Matching and other contributions taken into account for the Contribution Percentage test minus the product of the Employee's contribution ratio as determined above and the Employee's compensation.

                 In the case of a Highly Compensated Employee whose Actual Contribution Ratio (ACR) is determined



                                      6.



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                 under the family aggregation rules, the determination
                 of the amount of Excess Aggregate Contributions shall be made as follows: the ACR is reduced in accordance with the "leveling" method described in the preceding paragraph and the Excess Aggregate Contributions are allocated to the Highly Compensated Employee to whom the contributions of each family member have been attributed.

           vii. "Excess Contributions" means, with respect to any Plan Year, the excess of:

                 (A) the aggregate amount of Elective Contributions, (including Qualified Nonelective Contributions and Qualified Matching Contributions that are treated as Elective Contributions,) actually paid over to the Trust Fund on behalf of Highly Compensated Employees for such Plan Year, over

                 (B) the maximum amount of such contributions permitted under the limitations of subsection (c) of this Section 3.05 (determined by reducing contributions made on behalf of Highly Compensated Employees in order of the Actual Deferral Percentages beginning with the highest of such percentages)

                 The amount of Excess Contributions for a Highly
                 Compensated Employee will be determined in the following manner. First, the ADR of the Highly Compensated Employee with the highest ADR is reduced to the extent necessary to satisfy the Actual Deferral Percentage test or cause such ratio to equal the ADR of the Highly Compensated Employee with the next highest ratio. Second, this process is repeated until the Actual Deferral Percentage test is satisfied. The amount of Excess Contributions for a Highly Compensated Employee is then equal to the total of Elective and other contributions taken into account for the Actual Deferral Percentage test minus the product of the Employee's reduced deferral ratio as determined above and the Employee's compensation.

                 In the case of a Highly Compensated Employee whose ADR is determined under the family aggregation rules, the determination of the amount of Excess Contributions shall be made as follows: The ADR is reduced in accordance with the method described in



                                      7.

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                 the preceding paragraph and the Excess Contributions
                 are allocated to the Highly Compensated Employee to whom contributions of each family member have been attributed.

          viii. "Excess Deferral" means the Elective Deferrals of any individual for any taxable year to the extent the amount of such deferrals for the taxable year exceeds the limit in subsection (b) of this Section 3.05, but excluding amounts described in section 1105(c)(5) of the Tax Reform Act of 1986.

            ix. "Highly Compensated Employee" means an employee who performs service during the Determination Year and is described in one or more of the following groups:

                 (A) An employee who is a 5% owner, as defined in Code section 416 (i) (1) (A) (iii), at any time during the determination year or the look-back year.


                 (B) An employee who receives compensation in excess of $75,000 (indexed in accordance with Code section 415(d)) during the look-back year.

                 (C) An employee who receives compensation in excess of $50,000 (indexed in accordance with Code section 415(d)) during the look-back year and is a member of the top-paid group for the look-back year.

                 (D)  An employee who is an officer, within the meaning of Code section 416(i), during the look-back year and who receives compensation in the look-back year greater than 50% of the dollar limitation in effect under Code section 415(b) (1) (A) for the calendar year in which the look-back year begins.

                 (E) An employee who is both described in paragraph (B), (C), or (D) above when such paragraph is modified to substitute the "determination year" for the term "look-back year" and one of the 100 employees who receive the most compensation from the Employer during the determination year.




                                      8.

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                 For purposes of this definition of Highly Compensated
                 Employee:

                 (a) The "Determination Year" is the Plan Year for which the determination of who is highly compensated is being made.

                 (b) The look-back year is the 12 month period immediately preceding the determination year, or if the Employer elects, the calendar year ending with or within the determination year.

                 (c) The top-paid group consists of the top 20% of employees ranked on the basis of compensation received during the year. For purposes of determining the number of employees in the top-paid group, employees described in Code section 414(q) (8) and Q & A 9(b) of section 1.414(q)-lt of the Treasury regulations are excluded.

                 (d) The number of officers is limited to 50 (or, if lesser, the greater of 3 employees or 10% of employees) excluding those employees who may be excluded in determining the top-paid group.

                 (e) When no officer has compensation in excess of 50% of the Code section 415(b)(1)(A) limit, the highest paid officer is treated as highly compensated.

                 (f)  Compensation is compensation within the meaning of Code section 415(c)(3), including Elective or salary reduction contributions to a cafeteria plan, cash or deferred arrangement or tax-sheltered annuity.

                 (g)  Employers aggregated under Code sections 414(b), (c),
                      (m), or (O) are treated as a single employer.

                 For purposes of the requirements of Code Sections
                 401(k)and 401(m), a highly compensated employee who is either a 5% owner or one of the ten most highly compensated employees is subject to the family aggregation rules of Code section 414(q) (6).

                 If any individual is a member of the family of a 5-percent owner or of a Highly Compensated Employee in the group consisting of the 10 highly

                                     9.


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                 compensated employees paid the greatest compensation
                 during the year, then:

                 (1) such individual shall not be considered a separate employee, and

                 (2) any compensation paid to such individual (and any applicable contribution or benefit on behalf of such individual) shall be treated as if it were paid to (or on behalf of) the 5-percent owner or Highly Compensated Employee.

                 For purposes of this section, the term "family" means, with respect to any employee, such employees spouse and lineal ascendants or descendants and the spouses of any lineal ascendant or descendants.

              x. "Matching Contributions" means:

                 (A) any Employer Contribution (including a contribution made at the Employer's discretion) made to the Plan on behalf of an Employee on account of the Employee Contribution made by such Employee,

                 (B) any Employer Contribution (including a contribution made at the Employer's discretion) made to the Plan on behalf of an Employee on account of the Employee's Elective Contribution, and

                 (C) Any Forfeiture allocated on the basis of Employee contributions, Matching Contributions or Elective Contributions.

            xi.  "Nonelective Contributions" means Employer
                 Contributions (other than Matching Contributions) with respect to which the Employee may not elect to have the contributions paid to the Employee in cash or other benefits instead of being contributed to the Plan.

           xii. "Qualified Matching Contributions" means Matching
                 Contributions which satisfy the requirements of (B) of the definition of Qualified Nonelective Contributions.


                                     10.


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      xiii.  "Qualified Nonelective Contributions" means any Employer
             Contribution (other than a Matching Contribution or Elective Contribution) with respect to which:

             (A)  the Employee may not elect to receive
                  the contribution paid to the employee in cash instead of being contributed to the Plan, and only if such contributions are nonforfeitable when made and distributable only under the following circumstances:

                   1. The Employee's retirement, death disability or separation from service;

                   2. The termination of the Plan without establishment or maintenance of another defined contribution plan (other than an ESOP or SEP);

                   3. The Employee's attainment of age 59 1/2 or the Employee's hardship;

                   4. The sale or other disposition by the Employer to an unrelated corporation of substantially all of the assets used in the trade or business to which the Plan relates, but only with respect to Employees who continue employment with the acquiring corporation which does not maintain the Plan after the disposition; and,

                   5. The sale or other disposition by the Employer of its interest in a subsidiary to an unrelated entity, but only with respect to Employees who continue employment with the subsidiary, the acquiring entity of which does not maintain the plan after the disposition. Paragraphs 2, 4, and 5, above, apply only if Employer, as the transferor corporation, continues to maintain the Plan. Nonelective Contributions which may be treated as Matching Contributions must satisfy these requirements without regard to whether they are actually taken into account as Matching Contributions.

(b) Individual Limitation: The amount of Elective Deferrals for a Participant for his taxable year shall be limited



                                     11.


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      to $7,000 adjusted annually for changes in cost of living
      pursuant to the provisions of Sections 402(g), (5) of the
      Code).

      To the extent the Participant has made Elective Deferrals to the Plan in excess of the amount set forth above, such Excess Deferrals shall be distributed to him no later than the 15th day of April following the end of the taxable year during which such Elective Deferrals are made. If, for a taxable year, a Participant makes Elective Deferrals to this plan and to any other plan or arrangement, he may allocate the amount of any Excess Deferrals for such taxable year among such plans. No later than the first day of March following the close of the taxable year during which the Excess Deferrals are made, the Participant shall notify the Plan Administrator in writing of the amount of the Excess Deferrals allocated to this Plan. Such amount (including income thereon) shall then be distributed to the Participant no later than the following April 15th.

(c) Before-Tax Contribution Limitation ("Actual Deferral Percentage Test"): For each Plan Year beginning after December 31, 1986, the Actual Deferral Percentage for the group of eligible Highly Compensated Employees shall bear a relationship to the Actual Deferral Percentage for all other eligible employees that meets either of the following tests:

      i. The Actual Deferral Percentage for the group of eligible Highly Compensated Employees is not more than the Actual Deferral Percentage of all other eligible Employees multiplied by 1.25; or

      ii. The excess of the Actual Deferral Percentage for the group of eligible Highly Compensated Employees over-that of all other eligible Employees is not more than 2 percentage points, and the Actual Deferral Percentage for the group of eligible Highly Compensated Employees is not more than the Actual Deferral Percentage of all other eligible Employees multiplied by 2.

      For purposes of applying the provisions of this subsection, all Elective Contributions that are made under two or more plans that are aggregated for purposes of Code section 401(a) (4) or 410(b) (other than Code section 410(b) (2) (A) (ii)) are to be treated as made under a single plan. If two or more plans are permissively aggregated for purposes of Code section 401 (k), the aggregated plans must also satisfy Code sections 401(a) (4) and 410(b) as though they were a single plan.

                               12.

      For purposes of applying the provisions of this subsection, the Actual Deferral Percentage taken into account for any Highly Compensated Employee who is a Participant in two or more cash or deferred arrangements of the Employer or Affiliated Company shall be the sum of the Elective Deferrals for that Employee under each 401(k) plan of the Employer or Affiliated Company, divided by the Participant's compensation from the Employer and Affiliated Company.

      Except to the extent provided under regulations or rules of the Secretary of the Treasury, notwithstanding the distribution of any portion of an Excess Contribution under subsection (~) hereof, such portion shall, for purposes of applying this subsection (c), be treated as an Employer contribution.

(d)  Company and Supplemental Contribution Limitation
     ("Contribution Percentage Test"): For each Plan Year beginning after December 31, 1986, the Contribution
     Percentage for eligible Highly Compensated Employees shall not exceed the greater of:

      i. 125 percent of the Contribution Percentage for all other eligible Employees; or

      ii.  The lesser of 200 percent of the Contribution
           Percentage for all other eligible Employees, or the Contribution Percentage for all other eligible
           Employees plus 2 percentage points.

      If two or more plans of the Employer to which Matching Contributions, Employee Contributions, or Elective Deferrals are made are treated as one plan for purposes of section 410(b) of the Code, such plans shall be treated as one plan. If a Highly Compensated Employee participates in two or more plans of the Employer to which such contributions are made, all such contributions shall be aggregated.

      Any Employee who is eligible to make an Employee contribution (or, if the Employer takes Elective Contributions into account, Elective Contributions) or to receive a Matching Contribution shall be considered an eligible Employee. In addition, if an Employee Contribution is required as a condition of participation in the Plan, any Employee who would be a Participant in the Plan if such Employee made such a contribution shall be treated as an eligible Employee on behalf of whom no Employer contributions are made.


                                     13.

     For purposes of computing the Contribution Percentages, the Employer may elect to take into account Elective Contributions and/or Qualified Nonelective Contributions allocated to a Participant's account under the Plan or any other plan it sponsors if the conditions described in section 1.401(m) -l(b) (5) of the Treasury Regulations are satisfied.

(e) The Plan shall be treated as satisfying the requirements of Subsections (c) and (d) hereof for any Plan Year if, before the close of the following Plan Year, (i) the amount of the Excess Contributions and Excess Aggregate Contributions for such Plan Year (and any income allocable to such Contributions) is distributed to the Participant, (ii) in the case of Excess Contributions, to the extent provided by regulations issued by the Secretary of the Treasury, an Employee elects to treat such Excess Contribution as distributed and recontributed by the Employee to the Plan ("Recharacterized" as a NonTax-Deferred Employee Contribution), or (iii) in the case of excess Aggregate Contributions, to the extent such Contributions are forfeitable, are forfeited. The Plan Administrator shall determine which of methods (i), (ii) or (iii) of this paragraph shall be utilized; provided, however, that such determination shall be made on a consistent and non-discriminatory basis.

      The amount of Excess Contributions to be distributed or Recharacterized shall be reduced by Excess Deferrals previously distributed for the taxable year ending in the same Plan Year and Excess Deferrals to be distributed for a taxable year will be reduced by Excess Contributions previously distributed or Recharacterized for the Plan Year beginning in such taxable year.

      The distribution (or forfeiture, if applicable) of Excess
      Aggregate Contributions shall be made on the basis of the respective portions of such amounts attributable to each Highly Compensated Employee.

      The distribution of Excess Contributions and/or Excess Aggregate Contributions will include the income allocable thereto. The income allocable to Excess Contributions and/or Excess Aggregate Contributions includes income for the Plan Year for which the Excess Contributions and/or Excess Aggregate Contributions were made. Income allocable to an Employee's Excess Contributions shall be determined by multiplying the income for the Plan Year allocable to Elective Contributions and amounts treated as Elective Contributions (for purposes of this paragraph only, the "Effective Elective Contributions") by a fraction, the numerator of which is the Employee's Excess

                                     14.

      Contributions for the Plan Year and the denominator of which is the sum of (i) the Employee's total account balance attributable to Effective Elective Contributions as of the beginning of the Plan Year; plus (ii) the Employee's Effective Elective Contributions for the Plan Year. Income allocable to an Employee's Excess Aggregate Contributions shall be determined by multiplying the income for the Plan Year allocable to Matching Contributions and Employee Contributions and any Qualified Nonelective Contributions or Elective Deferral taken into account in computing the Contribution Percentage, but excluding Qualified Matching Contributions treated as Elective Contributions (together, for purposes of this paragraph only, the "Effective Matching/Employee Contributions") by a fraction, the numerator of which is the Employee's Excess Aggregate Contributions for the Plan Year and the denominator of which is the sum of (i) the Employee's total account balance attributable to Effective Matching/Employee Contributions as of the beginning of the Plan Year; plus (ii) the Employee's Effective Matching/Employee Contributions for the Plan Year.

      If Excess Contributions distributed or recharacterized under this paragraph (e) are contributions in respect of which Matching Contributions have been made by the Employer, such Matching Contributions and income allocable thereto shall be forfeited and applied to reduce Employer contributions in the Plan Years following the Plan Year in which such forfeited Matching Contributions were made.

      Excess Contributions must be corrected by the close of the Plan Year following the Plan Year for which they were made.

      Recharacterized Excess Contributions will remain subject to the nonforfeitability requirements and distribution limitations that apply to elective contributions.

(f)  In addition to the limitations described in subsections (b),
     (c) and (d) above, if the Actual Deferral Percentage for Highly Compensated Employees exceeds (c) (i), the Contribution Percentage for Highly Compensated Employees exceeds (d) (i-) and the sum of those two percentages exceeds the limit described in section 1.401(m) -2 (b) (3) of the Regulations, the Employer will reduce the actual deferral percentage of the Highly Compensated Employees in the manner described in Treasury Regulation Section 1.401(k) -l(f) (2) as provided in Treasury Regulation Section 1.401(m) -2 (c) (3).,,



                                     15.

          4. SECTION 4.05 OF THE PLAN IS HEREBY AMENDED, EFFECTIVE JANUARY 1, 1989, TO READ AS FOLLOWS:

     "    4.05 RETURN OF CERTAIN CONTRIBUTIONS TO EMPLOYER: The
     following Employer contributions may be returned to an Employer:

          (a)  Any contribution made by an Employer
               under a mistake of fact may be returned to the Employer within one year of payment;

          (b)  Any contribution which is disallowed as
               a deduction under Section 404 of the Code may be returned to an Employer within one year after disallowance;

          (c)  Any contribution made by an Employer
               conditioned on the initial qualification of the plan, as described under Section 11.10, if a timely determination letter request is filed and the plan receives an adverse determination.

          The amount which may be returned to an Employer shall not exceed the amount of the Employer's contribution reduced by any losses attributable to the contribution between the date of contribution and the Valuation Date immediately preceding the date of withdrawal. No contribution or portion of a contribution will be returned to an Employer if the return of such amount would cause the value of an Employer Contribution Account to be less than what its value would have been had the contribution not been made."

          5. In all other respects, the Plan is hereby ratified and confirmed.

          Dated as of the 24th day of July, 1996, and signed in Greenville, South Carolina, on the 7th day of October, 1996.

                                 BOWATER INCORPORATED, PLAN SPONSOR



                                 By: /s/ Richard F. Frisch
                                     ---------------------------------------
                                     Richard F. Frisch, its Vice President,
                                       Human Resources


                                     16.